EXHIBIT 10.1

                              SEPARATION AGREEMENT

      THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into on this 9th day of April, 2007 (the "Execution Date"), by and between METROPOLITAN HEALTH NETWORKS, INC., a Florida corporation (the "Company"), and DEBRA A. FINNEL ("Executive").

                                    RECITALS

      WHEREAS, Executive is presently employed as the President and Chief Operating Officer ("COO") of the Company and also serves as a member of the Company's Board of Directors;

      WHEREAS, Executive and Company had executed and delivered an Amended and Restated Employment Agreement as of January 3, 2005 (the "Prior Employment Agreement");

      WHEREAS,  Executive has, for personal reasons,  decided to resign from the
Company,   the   potentiality  for  which  is  not  addressed  to  the  parties'
satisfaction in the Prior Employment Agreement: and

      WHEREAS, the Company and Executive mutually agree to terminate their employment relationship and Executive agrees to resign as a member of the Company's Board of Directors according to the term and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

      (a) "Base Salary" shall mean $300,000 per annum.

      (d) "Effective Date" shall mean the eighth (8th) day after the Execution Date.

      (f) "Prior Employment Agreement" shall mean that certain Amended and Restated Employment Agreement between Executive and the Company, dated January 3, 2005.

      (g) "Separation Date" shall mean April 9, 2007 or such later date that is mutually agreed to by the parties.

      (i) "Twelve Month Compensation  Continuation Period" shall mean the twelve
(12) month period immediately following the Separation Date.

2. Termination of Employment. Subject to the terms and conditions of this Agreement, Executive and the Company acknowledge and agree as follows:

      (a) Termination of Employment. Effective as of the close of business on the Separation Date, the Executive shall and hereby does submit her resignation and the Company shall and hereby does accept such resignation and, as a result, Executive's employment with the Company shall, subject to the terms and conditions of this Agreement, terminate as of the close of business on the Separation Date. Effective as of the Separation Date, Executive shall also be deemed to have resigned from the Company's Board of Directors. As of the Separation Date, it is mutually agreed by the parties that Executive will no


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longer be an  employee  or  director  of the Company and will no longer hold any positions or offices with the Company. Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement. The parties shall use their best efforts to cooperate with one another following the Separation Date in order to address issues that might arise including issues involving the transition of a new President to METCARE Health Plans, Inc., an affiliate of the Company. To the extent that the Company desires to retain the services of the Executive on a go forward basis, it may make proposals for the provision and compensation of such services, the terms of which must be acceptable to both parties hereto in their respective sole discretion.

      (b) Benefits Payable to Executive. In lieu of the benefits otherwise contemplated in the Prior Employment Agreement and in consideration for Executive's resignation and other covenants and obligations contained herein including those contained in the Release of Claims in the form attached hereto and made a part hereof as Exhibit A (the "Release"), the Company agrees to provide the following severance payments and benefits to Executive. All such benefits and payments shall be payable to Executive or, in the event of Executive's death or disability prior to the date that all of the payments and benefits described herein are to be paid, to her heirs or guardians of her person or estate, as the case may be:

            (i) On the first normal payroll payment date following the Effective Date, the Company shall pay Executive any earned but unpaid Base Salary due for periods up through the Separation Date;

            (ii) On the first normal payroll payment date following the Effective Date, the Company shall pay Executive any earned by unused vacation and/or sick days for periods up through the Separation Date;

            (iii) The Company shall pay Executive bonus amounts, if any, awardable to Executive for her performance in the fiscal year ended December 31, 2006 in accordance with the terms of the Company's 2006 bonus plan for executive officers and certain key management employees (the "Bonus Plan"). Executive acknowledges that the Compensation Committee and the Board of Directors have not yet determined the bonus amounts, if any, payable to any officers or employees of the Company who are eligible to participate in the Bonus Plan (the "Eligible Participants") for performance in 2006. To the extent the Compensation Committee and Board of Directors determine to award bonus amounts for 2006 to Executive, Executive shall be paid such bonus amounts contemporaneously with the right of payment of amounts due to other Eligible Participants.

            (iv) Within five (5) business days following submission of a proper expense report by Executive, the Company shall reimburse Executive for all business expenses reasonably incurred by Executive in connection with the business of the Company prior to the Separation Date; provided, however, that all expense reports of Executive must, in order to be effective, be submitted on or before the thirtieth (30th) day following the Separation Date. The business expenses described in this Section 2(b)(iv) shall be in addition to the business expenses otherwise addressed by this Agreement.

            (v) During the Twelve Month Compensation Continuation Period, Executive shall be entitled to receive payments equal to her Base Salary (the "Continuation Payments"). The Continuation Payments shall be paid monthly in accordance with the Company's normal payroll practices.

            (vi) During the Twelve Month Compensation Continuation Period, Executive shall be entitled to receive the benefits set forth in Sections 4.2 of the Prior Employment Agreement to the same extent she was entitled to receive such benefits immediately prior to the Separation Date. Such benefits include, without limitation, medical, dental and hospitalization plans.


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            (vii)  During the Twelve  Month  Compensation  Continuation  Period,
Executive shall be entitled to receive an automobile allowance of $1500.00 per month and a mobile telephone allowance of $250.00 per month. Both allowances shall be paid monthly as cash payments without the necessity of completing reimbursement requests.

            (viii) The Company shall transfer to Executive the right, title, and interest in the laptop computer that was issued to her by the Company. This item shall be transferred to Executive as-is. However, Executive agrees that immediately after the Separation Date, Executive shall make the laptop computer available to the Company so that the Company may remove any and all Company documents and other Company property.

            (ix) Executive will be reimbursed for Executive's actual and reasonable attorney's fees incurred in connection with the negotiation of this Agreement as documented to the Company by detailed invoices provided to Executive by her attorney and forwarded to the Company's General Counsel (the "Legal Fees"). The Company will pay the Legal Fees within five business days of receiving a detailed invoice.

      (c) Stock Options. Executive and the Company both hereby acknowledge and agree that, as of the date hereof, the Company has granted her the following unexercised options to purchase shares of the Company's common stock:


Grant Date           Options Granted     Price Per Share   Shares Vested as of
----------           ---------------     ---------------   ------------------
                                                            the date hereof
                                                            ---------------
October 8, 1999           50,000            $ 0.50               50,000
January 1, 2001          200,000            $ 1.00              100,000
September 22, 2003       350,000            $ 0.35              350,000
November 5, 2004         800,000            $ 1.83              400,000


      Executive further acknowledges and agrees that all outstanding stock options held by Executive shall remain subject to the terms and conditions of the applicable Company stock option plan and agreement evidencing the option.

3. Preservation of Indemnity and Directors and Officers Insurance rights. Nothing in this Agreement is intended to, or does, waive Executive's rights to indemnity and defense from the Company arising out of her duties as an employee, officer and director of the Company to the extent that she is entitled to indemnity and defense pursuant to Florida law, the Company's Articles of Incorporation and the Company's Bylaws. This Agreement shall not divest Executive of any liability insurance rights, if any, she may have by virtue of her employment with the Company.

4. Releases. In addition to the mutual covenants and agreements of the parties contained in the Release attached hereto and made a part hereof but subject to the terms and conditions of this Agreement, the parties agree as follows:

      (a) Executive's Release of the Company. Except as provided in this Agreement and subject to the Company's completion of its obligations contained in this Agreement, Executive releases and discharges the Company, the Company's present and former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, subsidiaries, predecessors, affiliates, and successors from any and all claims, liabilities or obligations of every kind and nature, whether now


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

known or unknown, suspected or unsuspected, which Executive ever had or now has but arising from the beginning of the World until the Separation Date, including but not limited to all claims arising out of or in connection with (i) her employment by the Company or her service on the Company's Board of Directors or the termination of her employment with the Company or her service on the Company's Board of Directors, including but not limited to any contention that Executive was discriminated or retaliated against, harassed, wrongfully terminated, constructively terminated or injured by the Company in any way or that the Company breached any agreement with Executive or other obligation to Executive, (ii) any illness, injury, impairment, or other physical, mental, psychological or other medical condition, any claim for benefits, including without limitation long term disability benefits, short term disability benefits, other disability benefits, and (iii) any other employment-related benefits, including but not limited to all claims for stock options or the value of any stock options. This release includes all federal and state common law claims (including those for contract and tort) and claims under any federal or state statute or ordinance, including, without limitation, the Employee Retirement Security Income Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination in Employment Act, 42 U.S.C. ss.1981, 42 U.S.C. ss. 1983, the Family Medical Leave Act, the United States Constitution and the Sarbanes-Oxley Act, 18 U.S.C. ss. 1514. Executive represents that she is unaware of any act taken by herself in her capacity as an employee, officer or director of the Company or by any other the Company employee as of the date hereof which gives rise to a violation of federal or state law or regulation and which facts have not been previously reported by Executive to the Company management.

      (b) Company's Release of Executive. Except as provided in this Agreement and subject to the Executive's completion of her obligations contained in this Agreement, the Company releases and discharges Executive from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which the Company ever had or now has but arising from the beginning of the World until the Separation Date, including but not limited to all claims arising out of or in connection with her employment by the Company or her service on the Company's Board of Directors. This release includes all federal and state common law claims (including those for contract and tort) and claims under any federal or state statute or ordinance.

      (c) No Assignment of Claims. Except as authorized by this Agreement, Executive acknowledges and agrees that she has not assigned, transferred or conveyed to any person or entity any claim, demand, liability, obligation or cause of action released or to be released by this Agreement. Executive agrees to indemnify, defend and hold harmless the Company and/or any present or former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, predecessors, affiliates, subsidiaries or successors of the Company from any claims which may be asserted against them based on, or arising out of, any such assignment, transfer, or conveyance.

5. No Mitigation. The earnings, payments, equity and benefits contemplated by this Agreement, shall not be reduced by any earnings, payments, equity and benefits that Executive may receive from any other source.

6. Non-Disparagement and Public Announcements Regarding Separation. The officers and directors of the Company agree not to make any defamatory remarks about Executive to third parties. Executive agrees not to make any defamatory remarks about the Company (including its employees, officers, directors, agents, products, services, or business practices). The parties understand that by agreeing to the provisions of this Section, they are waiving rights guaranteed by the First Amendment of the United States Constitution and State law counterparts. Subject to the Company's disclosure obligations under the federal securities laws, the parties shall mutually agree to the content of any public announcements made by the Company or Executive regarding the termination of Executive's employment with the Company and the terms of this Agreement. In this regard, the parties agree that the following


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statements accurately describe the resignation of the Executive and the terms of the separation, which wording either party may utilize in response to public inquiry: "For personal reasons, Ms. Debbie Finnel resigned from employment and all officer and Director positions with Metropolitan Health Networks, Inc. effective as of April 9, 2007. In consideration of Ms. Finnel's long term commitment to Metropolitan Health Networks, Inc., the parties entered into a mutually agreeable Separation Agreement, and the separation is amicable. Both parties wish the other success in their respective future endeavors."

7. Employment Information; Personnel File. Should Executive desire to have the Company provide any person or entity with any information concerning Executive's employment, Executive shall direct such person or entity to contact the Company's Chief Executive Officer. The Company shall respond to any such inquiry by confirming: (i) the dates of Executive's employment with the Company, (ii) the titles of Executive's job positions with the Company, (iii) Executive's Base Salary and (iv) that it is the Company's policy to provide only this information. The Company and the Executive have had the opportunity to review the Personnel File of Executive and both agree as to its accuracy. The Company represents and warrants that the Personnel File is true, accurate and complete and that, with the exception of a photocopy of this Agreement, nothing additional has or will be added or removed from the Personnel File. At the written request of Executive (not more frequently than semi-annually following the Separation Date), the Company shall provide Executive with access to the Personnel File during normal business hours and Executive may, at her cost and expense, photocopy the Personnel File.

8. Successors and Assigns. Any successor or assign (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets or to the rights and/or obligations of this Agreement shall be obligated to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession or reassignment. Without the written consent of the Company, Executive shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, spouse, successors, heirs, distributees, devisees and legatees.

9. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Metropolitan Health Networks, Inc., 250 South Australian Avenue, Suite 400, West Palm Beach, Florida 33401, Attn:
Roberto L. Palenzuela, General Counsel, and (ii) if to the Executive, to her address as reflected on the payroll records of the Company with a copy to Philip
M. Sprinkle II, Esquire c/o Kaufman & Canoles, P.C., Three James Center, 12th Floor, 1051 E. Cary Street, Richmond, Virginia 23219, or to such other address as either party hereto may from time to time give notice of to the other.

10. Integration. This Agreement as well as all Exhibits hereto represents the entire agreement and understanding between the parties as to the subject matter hereof and except as explicitly referenced herein, supersedes all prior agreements whether written or oral, between Executive and the Company. By way of clarification, unless revoked in accordance with Section 24 hereof, this Agreement hereby terminates and supersedes the Prior Employment Agreement.

11. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged


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unless the modification,  waiver or discharge is agreed to in writing and signed by Executive and the Company's Chief Executive Officer. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof.

12. Confidential Information. Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to Executive or known by Executive as a consequence of or through her employment by the Company (including information conceived, originated, discovered or developed by Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict Executive from disclosing Confidential Information to the extent required by state or federal law or regulation.

13. Conflicting Obligations. The parties certify that each has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude others from complying with the provisions hereof, and further certifies that neither will enter into any such conflicting agreement.

14. Severability. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

15. No Representations. Each party represents that it has had the opportunity to consult with an attorney and financial advisor, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.

16. Non-Solicitation and Non-Competition.

      (a) At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make know the names and addresses of such clients or any
information   relating  in  any  manner


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to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement. During the Twelve Month Compensation Continuation Period, Executive, by written request delivered to the Company's General Counsel (the "Request"), may (but shall not be obligated so to do) request a determination (the "Determination") as to whether any prospective activity is deemed by the Company, in its reasonable discretion, to be in violation of the covenant contained in this
Section 16(a). The Company shall provide Executive written notice of the Determination no later than five (5) business days following the date the General Counsel receives the Request. Failure by the Company to provide Executive written notice of the Determination within five (5) business days following the date the General Counsel receives the Request shall be deemed to be a determination by the Company that the prospective activity is not in violation of the covenant in this Section 16(a).

      (b) During Executive's employment with the Company and continuing through and until the date that is one (1) year from the Separation Date, Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (based on the business in which the Company was engaged or was actively planning on being engaged as of the date of termination of Executive's employment and in the geographic areas in which the Company operated or was actively planning on operating as of date of termination of Executive's employment) ("Competitive Business"); provided, that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation. During the Twelve Month Compensation Continuation Period, Executive, by written request delivered to the Company's General Counsel (the "Request"), may request a determination (the "Determination") as to whether any prospective business opportunity is deemed by the Company, in its reasonable discretion, to be a Competitive Business opportunity which, if accepted by her, would cause her to be in violation of the covenant contained in this Section 16(b). The Company shall provide Executive written notice of the Determination no later than five (5) business days following the date the General Counsel receives the Request. Failure by the Company to provide Executive written notice of the Determination within five (5) business days following the date the General Counsel receives the Request shall be deemed to be a determination by the Company that the prospective business opportunity is not a Competitive Business opportunity which, if accepted by Executive, would cause her to be in violation of the covenant in this Section 16(b).

      (c) Should Executive breach this Section 16 at any time, the Company shall be entitled to cease making any and all payments to Executive hereunder; provided, however, that, in the event of a dispute between the parties as to whether a breach has occurred, the determination of a breach shall, at the request of either party, be made by a court of competent jurisdiction as provided herein; provided, further, however, that, pending such determination, the Company may unilaterally elect to suspend payments to Executive hereunder. In the event that the Company elects to suspend payments hereunder and a court of competent jurisdiction subsequently determines that no breach has occurred, then and in that event, Executive shall, in addition to all other remedies to which she is entitled under law or hereunder, be entitled to interest on all payments not previously made. Interest shall be computed at the higher of the applicable rate of interest as provided under the law or eight percent (8%) computed as of the date that such payments should have been made under the terms of this Agreement.


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17. Ownership of Developments. All copyrights,  patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive
during  the  course  of   performing   work  for  the  Company  or  its  clients
(collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Executive may have in such Work Product. Upon the request of the Company, Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

18. Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on the Separation Date.

19. Acknowledgement by Executive. Executive acknowledges and confirms that (a) the restrictive covenants contained in Sections 12, 16, 17 and 18 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in Sections 12, 16, 17 and 18 (including without limitation the length of the term of the provisions of Sections 12, 16, 17 and
18) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that her full, uninhibited and faithful observance of each of the covenants contained in this Sections 12, 16, 17 and 18 will not cause her any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair her ability to obtain employment commensurate with her abilities and on terms fully acceptable to her or otherwise to obtain income required for the comfortable support of her and her family and the satisfaction of the needs of her creditors. Executive acknowledges and confirms that her special knowledge of the business of the Company is such as would cause the Company serious injury or loss if she were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of Sections 12, 16, 17 and 18. The Executive further acknowledges that the restrictions contained in Sections 12, 16, 17 and 18 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns. Solely for purposes of Sections 12, 16, 17 and 18, the term "Company" also shall include any existing subsidiaries of the Company as of the Separation Date and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, the Company as of the Separation Date. In the event that a court of competent jurisdiction shall determine that any provision of Sections 12, 16, 17 and 18 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of such provision within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law. It is recognized and hereby acknowledged by the parties hereto that a breach by Executive of any of the covenants contained in Sections 12, 16, 17 and 18 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 12, 16, 17 and 18 of this Agreement by the Executive or any of her affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

20. Headings. The headings used herein are for reference only and shall not affect the construction of this Agreement.

21. Governing Law; Venue. This Agreement is executed and delivered in the State of Florida and shall be construed and enforced in accordance with the laws and decisions of that State, without reference to its choice of law rules. Each party hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Florida sitting in Palm Beach County, Florida and of the United States District Court for the Southern District of Florida for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party further agrees that any service of process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22. Best Efforts. The parties agree to use their best efforts to give effect to the intent of this Agreement. Executive agrees to execute such instruments and documents as may be deemed necessary or desirable by the Company to give effect to the terms and conditions of this Agreement.

23. Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A fax signature page shall be deemed the equivalent of an original for the purpose of effecting this Agreement.

24. OWBPA Disclosures. Executive hereby acknowledges, understands and agrees that:

      (a) Executive may have, and has had, at least twenty-one (21) days after receipt of this Agreement within which she may review and consider it, discuss it with an attorney of her own choosing, and decide to execute or not execute this Agreement;

      (b) Executive has seven (7) days after the execution of this Agreement within which she may revoke this Agreement;

      (c) In order to revoke this Agreement, Executive must deliver to the Company's General Counsel on or before seven (7) days after the execution of this Agreement, a letter stating that she is revoking this Agreement; and

      (d) This Agreement shall not become effective or enforceable until after the expiration of seven (7) days following the date Executive executes this Agreement.

25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of Executive releasing all of her claims. Both parties acknowledge that:

      (a) They have read this Agreement;

      (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel and financial advisors of their own choice or that they have voluntarily declined to seek such assistance;

      (c) They understand the terms and consequences of this Agreement and of the release it contains; and

      (d) They are fully aware of the legal and binding effect of this Agreement.

26. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

27. Attorneys Fees. In the event of any litigation between the parties to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs through both the trial level and any applicable appeals.



                             SIGNATURE PAGES FOLLOW

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                   /s/ Debra A. Finnel
                                   --------------------------
                                   Debra A. Finnel



                                   METROPOLITAN HEALTH
                                   NETWORKS, INC.

                                   By: /s/ Michael M. Earley
                                       ----------------------
                                   Name:   Michael M. Earley
                                   Title:  Chairman and Chief Executive Officer

                                                                       Exhibit A

                                RELEASE OF CLAIMS

      As an integral part of that Separation Agreement (the "Agreement") of even date herewith by and between Executive and Company as hereinafter defined and subject to the terms and conditions of the Agreement, this Release of Claims ("Release") is made and entered into by and between DEBRA A. FINNEL, on behalf of herself and her agents, representatives, heirs, executors, administrators, survivors and assigns (hereinafter collectively "Executive") and METROPOLITAN HEALTH NETWORKS, INC., and each of its affiliates, subsidiaries, successors, and their respective employees, officers, directors, agents, legal representatives and assigns (hereinafter collectively the "Company"). Executive and the Company are hereinafter referred to as the "Parties."

      For and in consideration of the mutual promises, covenants, and undertakings contained herein and in the Agreement and for other good and sufficient consideration receipt of which is hereby acknowledged, the Parties agree to the terms of this Release as follows:

      1. This Release, and compliance with this Release, shall not be construed as an admission by either party of a violation of the rights or interests of the other party or of any other individual or entity; nor shall this Release and compliance with this Release be construed as an admission of a violation of any order, ruling, law, statute, regulation, contract or covenant, express or implied. The parties disclaim and deny any such violation and any liability that would be incurred as a result.

      2. Except as provided in the Agreement and subject to the Company's completion of its obligations contained in the Agreement, Executive releases and discharges the Company, the Company's present and former officers, directors, employees, representatives, attorneys, agents, insurers, parent companies, subsidiaries, predecessors, affiliates, and successors from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which Executive ever had or now has but arising from the beginning of the World until the Separation Date as defined in the Agreement, including but not limited to all claims arising out of or in connection with (i) her employment by the Company or her service on the Company's Board of Directors or the termination of her employment with the Company or her service on the Company's Board of Directors, including but not limited to any contention that Executive was discriminated or retaliated against, harassed, wrongfully terminated, constructively terminated or injured by the Company in any way or that the Company breached any agreement with Executive or other obligation to Executive, (ii) any illness, injury, impairment, or other physical, mental, psychological or other medical condition, any claim for benefits, including without limitation long term disability benefits, short term disability benefits, other disability benefits, and (iii) any other employment-related benefits, including but not limited to all claims for stock options or the value of any stock options. This release includes all federal and state common law claims (including those for contract and tort) and claims under any federal or state statute or ordinance, including, without limitation, the Employee Retirement Security Income Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination in Employment Act, 42 U.S.C. ss.1981, 42 U.S.C. ss. 1983, the Family Medical Leave Act, the United States Constitution and the Sarbanes-Oxley Act, 18 U.S.C. ss. 1514.

      3. Except as provided in the Agreement and subject to Executive's completion of its obligations contained in the Agreement, the Company releases and discharges Executive from any and all claims, liabilities or obligations of every kind and nature, whether now known or unknown, suspected or unsuspected, which the Company ever had or now has but arising from the beginning of the World until the Separation Date, including but not limited to all claims arising out of or in connection with her employment by the Company or her service on the Company's Board of Directors. This release includes all federal and state common law claims (including those for contract and tort) and claims under any federal or state statute or ordinance.

      4. The Parties understand and expressly agree that except as provided in this Release and the Separation Agreement this Release extends to all claims arising prior to the date of their signing of this Release of every nature and kind whatsoever, whether known to them or not, except any rights or obligations created or addressed by this Release or the Separation Agreement.

      The parties have had the opportunity to consult with and be advised by counsel regarding the meaning and effect of this provision and agree voluntarily to waive their rights, except as described in this paragraph, and affirm their intention to release not only claims known but those unknown to them which arose or may arise out of Executive's employment with the Company or its termination, and they hereby do release all such known and unknown claims subject, as provided above, to the terms of this Release and the Separation Agreement.

      5. The Parties hereto acknowledge that they: (a) have carefully read and understood all of the terms and conditions of this Release; (b) have discussed and reviewed this Release with their respective attorneys; (c) agree with the terms and conditions of this Release; and (d) enter into this Release voluntarily and knowingly. The Release's terms shall not be construed against the drafter.

      6. The Parties agree that this Release shall be final and binding upon the Parties, their successors, and assigns, and that any changes in this Release, whether by additions, deletions, waivers, amendments or modifications, may be made only in writing and signed by all Parties.

      7. The Parties agree that this Release sets forth the entire agreement between the Parties and supersedes any other understanding, promise or Release directly or indirectly related to it, except the Separation Agreement to which it is attached, which it does not supersede. The parties agree that, notwithstanding the terms of this Release, they will honor the terms of the Separation Agreement. Other than as provided by this Release, no promise or inducement has been offered to the respective parties.

      8. If any part of this Release shall be determined to be illegal, invalid or unenforceable, the remaining part shall not be affected thereby, and said illegal, unenforceable or invalid parts shall be deemed not to be a part of this Release.

      9. This Release is to be interpreted in accordance with Florida law without regard to its conflict of law provisions.

      10. Prior to execution of this Release, Executive and the Company have apprised themselves of sufficient information in order that they might intelligently exercise their own judgment concerning whether to sign it. The Company has informed Executive in writing to consult an attorney before signing this Release, and she has done so. The Company has also given Executive 21 days in which to consider this Release, if she wishes. Executive also understands that for a period of 7 days after she signs this Release she may revoke this Release and that the Release shall not become effective until the eighth day after he signs it. In order to revoke this Release, Executive must deliver to the Company's General Counsel, Roberto L. Palenzuela, on or before seven (7) days after the execution of this Agreement, a letter stating that she is revoking this Release. Should Executive revoke this Release, she will not be entitled to receive any benefits under Separation Agreement to which this Release is attached as an Exhibit.

      11. The Parties represent that they have discussed thoroughly all aspects of this Release with their respective attorneys, fully understand all of the provisions of the Release, and are voluntarily entering into this Release.

      12. The Parties acknowledge that, except as expressly set forth herein, no representation of any kind or character has been made to induce the execution of this Release.

      13. This Release may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A faxed signature page shall be deemed the equivalent of an original for the purpose of effecting this Release.

      14. This Release does not have any effect on any subsequently arising obligation or claim of the parties including any subsequently executed and delivered agreement of the parties.

      15. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release and the person signing below on behalf of the Company warrants that he or she has the authority to bind the Company. Executive represents and warrants that she has the capacity to act on his own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Release. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims released herein.



Date:                              By: /s/ Debra A. Finnel
      --------------                   ----------------------
                                   Debra A. Finnel



                                   METROPOLITAN HEALTH
                                   NETWORKS, INC.

Date:                              By: /s/ Michael M. Earley
      -------------                    ----------------------
                                   Name:  Michael M. Earley
                                   Title: Chairman and Chief Executive Officer